                                                                   EXHIBIT 10.49

[Confidential treatment is being sought for certain portions of this Exhibit, as indicated by a "[*]" symbol and footnoted as "omitted pursuant to Rule 24b-2 and filed separately with the Commission." Such omitted portions have been filed with the Securities and Exchange Commission.]

                     ASSIGNMENT AND ASSET TRANSFER AGREEMENT

         This Assignment and Asset Transfer Agreement (the "Agreement") dated as of August 3, 2001 (the "Effective Date"), is entered into by and between Nycomed Imaging AS, a Norwegian corporation having its principal offices at Nycoveien 1-2, Oslo ("Nycomed") and Sonus Pharmaceuticals, Inc., a Delaware corporation with its principal offices at 22026 20th Avenue, Bothell, Washington 98021 ("Sonus").

                                    RECITALS

         WHEREAS, Sonus and Nycomed are parties to that certain license agreement dated August 31, 1999 (the "Nycomed License Agreement") and the parties wish to supercede that license agreement effective as of the Effective Date of this Agreement; and

         WHEREAS, Sonus is a party to that certain license agreement with Chugai Pharmaceutical Company Ltd. and Molecular Biosystems, Inc., dated December 22, 2000 (the "Chugai License Agreement") and Sonus wishes to assign that license agreement to Nycomed together with all its rights, benefits, duties and obligations under the Chugai License Agreement, as referred to herein; and

         WHEREAS, Sonus owns and controls United States and foreign patents and patent applications concerning ultrasound contrast agents, methods of making and/or using same, and processes relating to ultrasound imaging; and

         WHEREAS, Sonus desires to assign such patents and patent applications to Nycomed, and Sonus desires to transfer to Nycomed certain formulation data, clinical data and regulatory data pertaining to Sonus Ultrasound Contrast Products (as defined below); and

         WHEREAS, Nycomed desires to obtain from Sonus an assignment of such patents and patent applications,

         NOW THEREFORE, in consideration of the premises and the faithful performance of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following defined terms shall have the respective meanings set forth below:

         1.1 "Sonus Patents" shall mean: (i) all pending (as of the Effective Date of this Agreement) U.S. and foreign patents and patent applications listed in Appendix 1.1 of this Agreement;
                  (ii) all U.S. and foreign patents that have issued or will issue from

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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                                                                   EXHIBIT 10.49

                  any application identified in sub-section (i) of this paragraph, and (iii) all U.S. and foreign applications that claim priority in any way from any application or patent identified in sub-sections (i) or (ii) of this paragraph.

         1.2 "Affiliate" means any entity which controls, is controlled by, or is under common control with another entity. An entity is deemed to be in control of another entity (controlled entity) if such company directly or indirectly owns 50% or more in nominal value of the issued equity share capital of such other company, or 50% or more of the shares entitled to vote upon the election of: (i) the directors; (ii) persons performing functions similar to those performed by directors; or (iii) persons otherwise having the right to elect or appoint (a) directors having the majority vote of the Board of Directors, or (b) other persons having the majority vote of the highest and most authoritative directive body of such other company.

         1.3 "Chugai License Agreement" shall mean the License Agreement dated December 22, 2000 attached hereto as Appendix 1.3, which was entered into by and between Sonus Pharmaceuticals, Inc., Chugai Pharmaceutical Co., Ltd., a Japanese corporation with principal offices at 1-9 Kyobashi 2-Chome, Chuo-ku, Tokyo 104-8301, Japan ("Chugai"), and Molecular Biosystems, Inc., a Delaware corporation with principal offices at 10030 Barnes Canyon Road, San Diego, California 92221, USA ("MBI").

         1.4      [*]

         1.5 "Japanese Patent Applications" shall mean Sonus' Japanese patent application Nos. 05-506054, 06-517084, and 2000-150619.

         1.6      [*]

         1.7 "Nycomed License Agreement" shall mean the License Agreement which was entered into by and between Sonus and Nycomed dated August 31, 1999.

         1.8 "Sonus Ultrasound Contrast Products" means all Sonus ultrasound contrast agents including, but not limited to, EchoGen and SonoGen, as defined in the Nycomed License Agreement.

         1.9 "Third Party" shall mean all persons and entities other than Nycomed, Sonus, and their respective Affiliates.

         1.10 "DuPont Litigation" shall mean that certain case pending in the United States District Court for the Western District of Washington captioned Sonus Pharmaceuticals, Inc. and Nycomed Imaging AS v. E.I. DuPont DeNemours & Co. et al., Civ. Action No. 00-1271R (consolidated with DuPont Pharmaceuticals et al v. Sonus Pharmaceuticals et al. Civ. Action No. 01-52R).

         1.11     [*]

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

                                                    CONFIDENTIAL AND PROPRIETARY
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                                                                   EXHIBIT 10.49

2.       ASSIGNMENT OF SONUS PATENTS AND TRANSFER OF SONUS ASSETS TO NYCOMED

         2.1 In consideration of the one-time payment to Sonus defined in this Agreement and the representations and warranties made herein, Sonus hereby irrevocably assigns to Nycomed all of its right, title, ownership, and interest in and to the Sonus Patents, including the right to sue and collect damages for any past infringement. Sonus further assigns to Nycomed all formulation data, clinical data and/or regulatory data for Sonus Ultrasound Contrast Products and agrees, upon request, to transfer and deliver to Nycomed all such formulation data, clinical data and/or regulatory data. Sonus further agrees to grant Nycomed, upon request, access to all filings by Sonus with the FDA or other regulatory agencies with respect to Sonus Ultrasound Contrast Products. Sonus represents that the assignment of such Sonus Patents and data constitute substantially all of the assets of the ultrasound contrast imaging business unit of Sonus.

         2.2 Except as may be set forth in this Agreement, upon the Effective Date of this Agreement, and at all times thereafter, Nycomed shall determine in its sole and absolute discretion which of the Sonus Patents to prosecute or maintain, how such prosecution shall be conducted, and whether to cease prosecution and/or maintenance of any of the Sonus Patents, and all expenses for such prosecution and/or maintenance after the Effective Date shall be the sole responsibility of Nycomed.

         2.3 Nycomed shall be responsible for preparing and recording in various patent offices as Nycomed shall determine, documents necessary to effectuate the assignment of the Sonus Patents to Nycomed, at Nycomed's cost. Sonus agrees to execute such documents as shall be needed by Nycomed for this purpose, and to provide such other assistance as Nycomed shall require for this purpose, at Sonus' own cost. Sonus agrees to execute such powers of attorney and/or other documents as Nycomed shall request for the purpose of providing Nycomed with power to prosecute and maintain each of the Sonus Patents, and hereby grants to Nycomed an irrevocable power of attorney for the Sonus Patents.

         2.4 To ensure the timely prosecution and maintenance of the Sonus Patents during a transition of responsibility to Nycomed, Sonus shall direct that the respective attorneys or agents responsible for maintaining or prosecuting the Sonus Patents to continue to do so until directed otherwise by Nycomed, all such prosecution and maintenance to be at Nycomed's expense. Sonus further agrees that Sonus will promptly notify (in writing, with a concurrent copy to Nycomed) each such agent or attorney responsible for prosecuting or maintaining any patent or application that is part of the Sonus Patents that each such patent or application has been assigned to Nycomed. Nycomed shall reimburse Sonus for any out of pocket costs that Sonus so incurs in providing such direction.

         2.5 After the Effective Date of this Agreement, promptly after receiving a written request from Nycomed, Sonus shall notify (in writing, with a concurrent copy to Nycomed) each agent or attorney responsible for the prosecution and maintenance of each Sonus

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

                                                    CONFIDENTIAL AND PROPRIETARY
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                                                                   EXHIBIT 10.49

                  Patent that all further correspondence with the official patent office shall be promptly forwarded to the specific Nycomed representative or representatives identified in Nycomed's written request, and all further instructions for corresponding with the official patent office will come from that person or persons. Until such time as Nycomed provides Sonus with the written request identified in this paragraph for each patent or application in the Sonus Patents, Sonus agrees that: (i) Sonus will forward to Nycomed (specifically:
                  Tony Rollins, Vice President, Intellectual Property, Nycomed Amersham plc, White Lion Road, Amersham, Buckinghamshire, HP7 9LL, U.K., or such other person as Nycomed so designates) all correspondence received from any patent office, agent or attorney regarding any such application or patent promptly after its receipt by Sonus; and (ii) in accordance with paragraph 2.2 of this Agreement, Sonus will not provide any patent office, attorney, agent or agency with instructions for prosecuting or maintaining any Sonus Patent without first obtaining the written approval of Nycomed. Nycomed shall reimburse Sonus for any out of pocket costs that Sonus so incurs in providing such notifications, forwarding such correspondence, and/or seeking such written approval.

         2.6 At any time on or after the Effective Date of this Agreement, upon request by Nycomed, Sonus shall reasonably cooperate and assist Nycomed, in the preparation, prosecution, and maintenance of the Sonus Patents, including the signature of documents to advance the prosecution or maintenance of any of the Sonus Patents. Nycomed shall reimburse Sonus for any out of pocket costs that Sonus so incurs at Nycomed's request.

         2.7 As soon as practical following the Effective Date of this Agreement, Sonus shall use its commercially reasonable best efforts to transfer to or provide Nycomed with copies of all past correspondence between Sonus and official patent offices relating to the Sonus Patents, including, but not limited to, the complete file history for each patent and application in the Sonus Patents. Nycomed shall reimburse Sonus for any out of pocket costs relating to providing such transfer or copies.

         2.8 Nycomed shall have the right at any time to cease its efforts in the preparation, prosecution, or maintenance of the Sonus Patents in any country, provided that Nycomed gives reasonable prior written notice to Sonus of any such intention by Nycomed to terminate. In such event, Sonus shall have the option, but not the obligation, to have Nycomed assign to Sonus, at no cost to Sonus, such Sonus Patent(s) in order for Sonus to continue the prosecution and/or maintenance of such Patent(s) and to enforce any such Sonus Patent(s), including the right to sue for infringement and retain any recovery therefrom for Sonus' development, sale, manufacture and commercialization of [*]. Upon any such assignment, Sonus shall be responsible for all costs and expenses related to the continued prosecution, maintenance or enforcement of such assigned Sonus Patent(s) by Sonus. Upon any such assignment granted to Sonus under this Section, Sonus hereby agrees to grant to Nycomed, at no cost to Nycomed, an exclusive, worldwide, irrevocable license thereunder for all uses other than [*].

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

                                                    CONFIDENTIAL AND PROPRIETARY
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                                                                   EXHIBIT 10.49

         2.9 The patents and patent applications listed on Appendix 1.1 to this Agreement are intended to include all U.S. and foreign patents and patent applications owned or controlled by Sonus that describe, claim, are directed to, or concern [*] (including formulations of, and methods of making and/or using, ultrasound contrast agents). The parties agree that any such patent or patent application which has been omitted from Appendix 1.1 shall be promptly added to Appendix 1.1 by amendment, and that any patent or patent application which has been incorrectly included on Appendix 1.1 shall be promptly deleted from Appendix 1.1 by amendment.

3.       ASSIGNMENT OF THE CHUGAI LICENSE AGREEMENT TO NYCOMED

         3.1 In further consideration of the one-time payment to Sonus defined in this Agreement and the warranties and representations herein, Sonus hereby assigns to Nycomed all of its right, title, ownership and interest to the Chugai License Agreement, together with all rights, benefits, duties and obligations thereunder, subject to the provisions of paragraph
                  3.2 of this Agreement.

         3.2 Nycomed agrees to use its commercially reasonable best efforts to obtain allowance of claims in Japanese Patent Application 05-506054, pursuant to the terms of the Chugai License Agreement, by December 22, 2002. In the event that Nycomed discontinues prosecution of Japanese Patent Application 05-506054 in Japan prior to the earlier of: (i) allowance of claims thereunder by the Japanese Patent Office; (ii) final decision from the Japanese Patent authorities that no claims will be allowable; or (iii) December 22, 2002, then Nycomed agrees to assume the obligation of Sonus under the Chugai License Agreement to pay one million dollars ($1,000,000.00) to Chugai pursuant to the terms of the Chugai License Agreement. However, in the event that Nycomed continues to use commercially reasonable best efforts to prosecute Japanese Patent Application 05-506054 through the date of December 22, 2002, but does not obtain an allowance of a claim in that application in accordance with the provisions of paragraph 3.2 of the Chugai License Agreement, Sonus shall be obligated to pay the one million dollars ($1,000,000.00) to Chugai pursuant to the terms of the Chugai License Agreement. Nycomed further agrees that it shall keep Sonus reasonably informed of the status of the prosecution and maintenance of the foregoing application, for so long as Sonus has any contingent obligations to repay any amount to Chugai pursuant to the terms of the Chugai License Agreement.

         3.3 Sonus shall be entitled to receive all accrued but unpaid royalties through the Effective Date of this Agreement pursuant to the Chugai License Agreement.

         3.4 Upon request by Nycomed, Sonus shall reasonably cooperate and assist Nycomed, in the preparation, prosecution, and maintenance of the Japanese Patent Applications, including the signature of documents to advance the prosecution of, maintenance, or evidence the ownership of, the Japanese Patent Applications. Nycomed shall reimburse Sonus for any out of pocket costs that Sonus so incurs at Nycomed's request.

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

                                                    CONFIDENTIAL AND PROPRIETARY
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                                                                   EXHIBIT 10.49

4.       PAYMENT

         4.1 In consideration of the assignment of the Sonus Patents and the Chugai License Agreement, the transfer of Sonus assets defined herein, and the warranties and representations made herein, Nycomed shall pay Sonus a non-refundable payment of six million five hundred thousand dollars ($6,500,000.00), within five (5) days from the Effective Date of this Agreement and in the manner set forth in paragraph 4.2 of this Agreement.

         4.2 Any and all payments made to Sonus under the terms and conditions of this Agreement shall be made in United States currency, and in the form of wire transfer to:

                  Bank:                              [*]
                  ABA:                               [*]
                  WFB Account:                       [*]
                  For further credit to:             [*]
                  Name of:                           [*]
                  Attn:                              [*]
                  Phone:                             [*]
                  International wires:
                  Swift #:                           [*]


5.       TERMINATION OF THE NYCOMED LICENSE AGREEMENT

         5.1 The parties agree that the Nycomed License Agreement shall be terminated concurrently upon the Effective Date of this Agreement.

         5.2 Sonus shall be entitled to receive all accrued but unpaid royalties through the Effective Date of this Agreement pursuant to the terms of Nycomed License Agreement, and payable within sixty (60) days of the Effective Date.

         5.3 Payment of any fees due Sonus, or its consultants in connection with the Nycomed License Agreement, including, but not limited to, legal fees shall be paid by Nycomed within thirty (30) days of receipt of a properly documented invoice or within thirty (30) days of the Effective Date for amounts previously invoiced.

6.       LIMITED LICENSE GRANT-BACK TO SONUS

         6.1 As of the Effective Date of this Agreement, and concurrently with the assignment and transfer of the Sonus Patents to Nycomed, Nycomed grants to Sonus and its Affiliates a worldwide, exclusive (even as to Nycomed), irrevocable, fully-paid limited license (the "Limited License"), under the Sonus Patents, to make, have made, use, sell, offer to sell, export and import [*] only. Sonus shall have the right to copy any of the formulation data, clinical data, and regulatory data described in paragraph 2.1 and to

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

                                                    CONFIDENTIAL AND PROPRIETARY
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                                                                   EXHIBIT 10.49

                  use any such data in connection with [*] only. The costs of any copies of such data shall be at Sonus' expense.

         6.2 As of the Effective Date of this Agreement, Nycomed grants Sonus the right to sublicense any rights of the Limited License granted in paragraph 6.1. If Sonus desires to enter into any sublicense agreement with any Third Party pursuant to this Section 6, Sonus agrees to provide prior written notice to Nycomed at least ten (10) days before granting any such sublicense. Sonus agrees that any sublicense granted by Sonus pursuant to the terms and conditions of this Section 6 shall include and be subject to the terms and conditions of this Agreement.

         6.3

         (a) As of the Effective Date of this Agreement, solely with regard to the specific patents and applications listed on Appendix
                  6.3 to this Agreement, [*] shall have the right to enforce such patents (or a future patent issuing directly or indirectly from any such application) against any [*] sold, used or marketed as a [*], of a Third Party, [*] or any of its Affiliates by initiating a lawsuit against such a party. [*] agrees to join or be joined in any lawsuit against a Third Party as a party plaintiff or otherwise as shall be necessary to enable [*] to exercise this right, which shall be at [*] expense. Even if not joined as a party plaintiff in such a lawsuit against a Third Party, [*] agrees to provide reasonable cooperation and to execute all documents necessary to assist in the enforcement of said patents against any Third Party, provided [*] reimburses [*] for the reasonable expense of such cooperation. [*] agrees to notify [*], in writing, at least ten (10) days before initiating any such lawsuit (including, but not limited to, a patent infringement suit in any U.S. district court) and to provide [*] with information about the subject matter of the planned lawsuit, including the patent to be asserted and the product or process that [*] deems to be infringing. [*] shall not have the right to initiate or threaten to initiate any lawsuit under any of the patents listed in Appendix 6.3 (or future patents issuing from any of the applications listed in Appendix 6.3) for any act of infringement other than the manufacture, use, sale, offer for sale, exportation or importation of a [*] sold, used or marketed as a [*].

         (b) As of the Effective Date of this Agreement, with regard to the specific patents and applications listed on Appendix 6.3 to this Agreement, [*] shall have the right to enforce such patents (or a future patent issuing from any such application) against any [*] sold, used or marketed as an [*], of a Third Party, [*] or any of its Affiliates by initiating a lawsuit against such a party. If requested by [*], [*] agrees to join or be joined in any such lawsuit against a Third Party as a party plaintiff or otherwise as shall be necessary to enable [*] to exercise this right, which shall be at [*] expense. Even if not joined as a party plaintiff in such a lawsuit against a Third Party, [*] agrees to provide reasonable cooperation and to execute all documents necessary to assist the enforcement of said patents against any Third Party, provided [*] reimburses [*] for the reasonable expense of such cooperation. [*] shall not have the right to initiate or threaten to initiate any lawsuit under any of the patents listed in Appendix 6.3 (or future patents issuing from any of the applications listed in

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

                                                    CONFIDENTIAL AND PROPRIETARY
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                                                                   EXHIBIT 10.49

                  Appendix 6.3) for any act of infringement other than the manufacture, use, sale, offer for sale, exportation or importation of an [*] sold, used or marketed as an [*].

         6.4

         (a) As of the Effective Date of this Agreement, with regard to all of the Sonus Patents other than those listed in Appendix 6.3 to this Agreement, [*] shall have the right to enforce any such patent (or a future patent issuing from any such application) at its sole discretion, without consulting [*], against any product or process of any Third Party, [*] or its Affiliates, except that, solely with regard [*] or its Affiliates (or permitted licensees under any of the Sonus Patents listed in Appendix 6.3), [*] shall not have the right to enforce any such patents against any [*] sold, used or marketed as an [*]. If requested by [*],[*] agrees to join or be joined in any such lawsuit against a Third Party as a party plaintiff or otherwise as shall be necessary to enable [*] to exercise this right, which shall be at [*] expense. Even if not joined as a party plaintiff in such a lawsuit against a Third Party, [*] agrees to provide reasonable cooperation and to execute all documents necessary to assist the enforcement of said patents against any Third Party, provided [*] reimburses [*] for the reasonable expense of such cooperation. Except as provided in paragraph 6.3 and this paragraph of this Agreement, as of the Effective Date of this Agreement, [*] shall have the sole right to sue any Third Party for past infringement of any of the Sonus Patents and to obtain damages for such past infringement, including the right to obtain damages for such past infringement that occurred before the Effective Date of this Agreement.

         (b) As of the Effective Date of this Agreement and thereafter, Sonus shall not have any right to enforce any of the Sonus Patents (including future patents issuing from applications listed in the Sonus Patents) other than those patents identified in Appendix 6.3 of this Agreement, pursuant to the provisions of paragraph 6.4(a).

7.       RETENTION OF OWNERSHIP OF INTELLECTUAL PROPERTY

         7.1 Sonus and Nycomed hereby acknowledge and agree that other than patents that may constitute Sonus Patents as defined herein, the Chugai License Agreement, and the Limited License set forth in Section 6, this Agreement does not convey or transfer from one party to this Agreement to the other party, any right, license, patent or patent application, or other right held or owned by Sonus or Nycomed or that may be filed, granted to, or acquired by Sonus or Nycomed after the Effective Date of this Agreement. Moreover, this Agreement does not obligate either Sonus or Nycomed to convey any additional license or rights in the future.

8.       CONFIDENTIALITY

         8.1 Each party agrees that the terms of this Agreement and any information provided by either party to the other hereunder, including without limitation, the Chugai License Agreement, shall remain confidential and shall not be disclosed to any person or entity, except to a party's professional advisor, without advance written permission of the other party, provided that, either party in negotiation or business with a Third

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

                                                    CONFIDENTIAL AND PROPRIETARY
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                                                                   EXHIBIT 10.49

                  Party concerning the sublicensing of patent rights pursuant to this Agreement may disclose to such Third Party, under a written confidentiality agreement, such terms of this Agreement as are reasonably necessary in order to engage in such negotiations or business, and further provided that either party may make any filing of this Agreement, subject to confidential treatment, required by law in any country. Each party further agrees that it will not issue any press release or publicity in regard to this Agreement without the advance written permission of the other party. Advance written permission will not be required when a party is ordered to disclose information concerning the Agreement by a competent tribunal, or to such disclosures as are required by law. Each party agrees that to the extent that information is subject to claims of attorney-client privilege, attorney work-product, or any other similar privilege or immunity is disclosed to the other pursuant to performance of this Agreement, such disclosure is intended to further the parties common legal interests and/or joint defense shall remain subject to such privilege or immunity to the maximum extent permitted by law.

9.       ENTIRE AGREEMENT; NO ORAL MODIFICATIONS; WAIVER

         9.1 This Agreement contains the entire understanding and agreement between Nycomed and Sonus with respect to the subject matter hereof, and supersedes all prior oral or written understandings and agreements relating thereto, including without limitation, the Nycomed License Agreement. No change, modification, extension or waiver of this Agreement, or any of the provisions herein, shall be valid unless made in writing and signed by duly authorized representatives of the parties. Neither party shall be bound by any conditions, definitions, warranties, understandings, or representations concerning the subject matter hereof except as are (i) provided in this Agreement, or (ii) duly set forth on or after the Effective Date of this Agreement in a written instrument subscribed by an authorized representative of the party to be bound thereby.

         9.2 Each party has relied solely on its own evaluation of the subject matter in deciding to enter into this Agreement, and has not been induced to enter into this Agreement by any statements, promises, or representations of the other party, nor has it relied on any such statements, promises, or representations.

         9.3 No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Either party's acceptance of payments by the other under this Agreement shall not be deemed a waiver of any violation of or default under any of the provisions of this Agreement.

10.      ASSIGNMENT

         10.1 This Agreement may not be assigned or transferred by either party without written consent of the other party, except that either party may assign this Agreement to any of its Affiliates, or to any successor by merger or sale of substantially all of its business unit to which this Agreement relates without the consent of the other party.

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

                                                    CONFIDENTIAL AND PROPRIETARY
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                                                                   EXHIBIT 10.49

                  Any attempted delegation or assignment not in accordance with this Article shall be of no force or effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

11.      TERM

         11.1 This Agreement is effective as of the Effective Date. Unless earlier terminated as provided in Section 12 herein, this Agreement shall continue in effect until the expiration of the last patent to expire among the Sonus Patents. As used in this paragraph, "expiration" of a patent shall include irrevocable lapse for failure to pay maintenance fees or the like, final revocation by a national patent office and the exhaustion or expiration of all appeals of such revocation, or a final adjudication by a court of competent jurisdiction that all claims of the patent are invalid or unenforceable and the exhaustion or expiration of all appeals from said adjudication.

12.      DEFAULT AND TERMINATION

         12.1 If either party breaches any of the material terms or conditions of this Agreement, the party claiming such breach may serve the alleged breaching party with a notice of breach specifying the acts or omissions creating such alleged breach. If the alleged breaching party fails to remedy said breach within thirty (30) days of receipt of said notice, the other party may terminate this Agreement by serving a notice of termination, which notice shall be effective thirty (30) days after dispatch. Notwithstanding the provisions of this paragraph, the parties further agree that the assignment of the Sonus Patents to Nycomed pursuant to this Agreement is absolutely irrevocable, unless Nycomed failed to make the one-time payment to Sonus that is described in paragraph 4.1 of this Agreement. The parties further agree that the payment to Sonus described in paragraph 4.1 shall become irrevocable and non-refundable upon the assignment to Nycomed of the Sonus Patents.

         12.2 In the event that either party files a petition in bankruptcy, is adjudicated a bankrupt or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy is filed against it or it becomes insolvent or makes an assignment for the benefit of its creditors or a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets, the other party shall have the right to terminate this Agreement forthwith upon written notice, which notice shall be effective upon dispatch.

         12.3 No debtor-in-possession, assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of a party's assets or business shall have any right to continue this Agreement if this Agreement terminates.

         12.4 In the event that, notwithstanding the provisions of Section 10 hereof, pursuant to the U.S. Bankruptcy Code or any amendment or successor thereto (the "Code"), a trustee in bankruptcy of a party to this Agreement, or a party to this Agreement as debtor-in-

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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                                                                   EXHIBIT 10.49


                  possession, is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a Third Party, which assignment satisfies the requirements of the Code, the trustee or debtor-in-possession, as the case may be, shall notify the other party to this Agreement (the "nonbankrupt party") of same in writing. Said notice shall set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice shall be deemed to constitute the grant to the nonbankrupt party of an option to have this Agreement assigned to it or to its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. The aforesaid option may be exercised only by written notice by the nonbankrupt party to the trustee or debtor-in-possession, as the case may be, within fifteen (15) days of receipt of the notice of the proposed transaction. If the nonbankrupt party fails to accept the terms within the said exercise period, the party giving notice may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein.

         12.5 Nothing contained herein shall be deemed to preclude or impair any rights that the non-bankrupt party may have as a creditor in any bankruptcy proceeding.

13.      RELATIONSHIP OF THE PARTIES

         13.1 Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other. Neither party shall take any action that purports to bind the other.

14.      SEVERABILITY

         14.1 If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable (or a formal indication to that effect is communicated by any competent authority), the parties shall in good faith negotiate valid substitute provisions which reflect, as closely as reasonably practicable, their commercial intentions as set out herein. Subject thereto, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

15.      CONSTRUCTION

         15.1 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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                                                                   EXHIBIT 10.49

16.      HEADINGS

         16.1 The captions and paragraph headings appearing in this Agreement are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions thereof.

17.      PATENT MARKING

         17.1 Sonus (and any sublicensee of Sonus under the Limited License) shall place, or shall cause the manufacturer to place, appropriate markings on an exposed surface of each [*] made or sold hereunder or on the packaging for such [*], in accordance with 35 U.S.C. Section 287 in the U.S. The content, form, size, location and language used in such markings shall be in accordance with the laws and practices of the country where such markings are required.

18.      REPRESENTATIONS AND WARRANTIES OF SONUS

         Sonus hereby represents and warrants that:

         18.1 Sonus has the full right, power, and corporate authority to enter into this Agreement and to make the promises and grant the assignments and transfers set forth herein.

         18.2 Sonus is the sole owner of all right, title, and interest in and to the Sonus Patents, has not mortgaged or hypothecated the Sonus Patents, is not party to any current license to the Sonus Patents other than the license agreements that are attached or referred to in this Agreement and to the best of its knowledge and belief has not taken any action to impair the validity or enforceability of the Sonus Patents. Sonus further represents and warrants that it has no license agreements or other agreements or obligations with or to Third Parties or any other binding commitments, obligations, liens, mortgages, or encumbrances of any kind or nature, other than the license agreements that are attached or referred to in this Agreement, that may diminish, limit, or impair (i) the rights granted by Sonus to Nycomed in this Agreement or (ii) the ability of Sonus to perform its covenants and obligations under this Agreement.

         18.3 Sonus will not divest itself of any rights now or hereafter possessed when the effect of doing so may diminish limit, or impair (i) the rights granted by Sonus to Nycomed in this Agreement or (ii) the ability of Sonus to perform its covenants and obligations under this Agreement.

         18.4 Other than claims asserted against Sonus in the DuPont Litigation, Sonus is not aware of any actual or threatened litigation or claim by any party against Sonus or any of its Affiliates relating to any Sonus Ultrasound Contrast Product. In the event that Sonus breaches this paragraph 18.4, Sonus agrees to indemnify Nycomed with respect to the full value of any damages ultimately realized in the litigation or settlement (not to be made without Sonus' reasonable consent) of any such actual or potential claim relating to any Sonus Ultrasound Contrast Product.

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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                                                                   EXHIBIT 10.49

         18.5 Other than the DuPont Litigation, as defined herein, United States patent interferences No. 103,880 (Schneider et al. v. Quay v. Klaveness et al), No. 103,881 (Yan et al. v. Quay v. Klaveness et al.), and No. 104,428 (Quay v. Schutt et al.), and oppositions against Sonus patents or applications including oppositions by Schering A.G. and by Alliance Pharmaceuticals against Sonus' Australian patent 679,428, and oppositions by DuPont Imaging, Accusphere Inc. and Bracco against Sonus' European patent 605,477, Sonus is not aware of any other present litigations, interferences, reexaminations, reissue or opposition proceedings involving any of the Sonus Patents.

         18.6 Sonus is free to assign the Chugai License Agreement to Nycomed in connection with this transfer of substantially all of the assets relating to Sonus Ultrasound Contrast Agent business unit without causing a breach of the Chugai License Agreement. Sonus further represents and warrants that the Chugai License Agreement is in full force and effect, that it is not in breach of the Chugai Agreement, and that to the best of its knowledge no event of breach has occurred or been alleged by the parties thereto.

         18.7 To the best of its knowledge, information and belief after due and diligent inquiry, the patents and patent applications listed on Appendix 1.1 to this Agreement are all U.S. and foreign patents and patent applications owned or controlled by Sonus that describe, claims, are directed to, or concern [*] (including formulations of, and methods of making and/or using, ultrasound contrast agents).

19.      REPRESENTATIONS AND WARRANTIES OF NYCOMED

         Nycomed hereby represents and warrants that:

         19.1 Nycomed has the full right, power, and corporate authority to enter into this Agreement and to make the promises set forth herein.

         19.2 Nycomed is not a party to any other agreement the terms of which (i) conflict with the covenants and obligations of Nycomed under this Agreement or the rights granted by Nycomed to Sonus under this Agreement or (ii) diminish, limit or impair the rights granted by Nycomed to Sonus in this Agreement or the ability of Nycomed to perform its covenants and obligations under this Agreement.

20.      TECHNICAL ASSISTANCE

         20.1 Sonus agrees to provide at the request of Nycomed technical assistance of Sonus employees relating to the formulation data, clinical data and regulatory data ( to the extent such expertise exists at the time of the request) pertaining to Sonus Ultrasound Contrast Products. Such technical assistance shall not exceed one hundred (100) hours without the consent of Sonus, and shall be reimbursed at the rate of three hundred dollars ($300) per hour. For the sake of clarity, Technical Assistance shall not include any time spent transferring the aforementioned data to Nycomed as part of this Agreement.

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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                                                                   EXHIBIT 10.49

21.      CHOICE OF LAW; CHOICE OF FORUM

         21.1 This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to its choice of law principles. As provided in
                  Section 22 of this Agreement, any dispute between the parties related to or arising out of this Agreement, the parties' relationship created hereby, and/or the negotiations for and entry into this Agreement including any dispute concerning its conclusion, binding effect, amendment, coverage, or termination, shall be submitted to and resolved by arbitration. If, however, any such dispute is not subject to arbitration under Section 22 of this Agreement, the state and federal courts located in New York County, New York shall have exclusive jurisdiction of such dispute. Said courts shall also have exclusive jurisdiction of any action to compel arbitration under this Agreement, incident to arbitration under this Agreement, or to enter or set aside an arbitration award. The parties expressly submit to the personal jurisdiction of such courts for any action described in this
                  Section 21, agree that such courts provide a convenient forum for any such action, and waive any objections or challenges to venue.

22.      ARBITRATION

         22.1 Subject to the mediation requirements of paragraph 22.2 below, all disputes between the parties related to or arising out of this Agreement, the parties' relationship created hereby, and/or the negotiations for and entry into this Agreement, including any dispute concerning its conclusion, binding effect, amendment, coverage, or termination, shall be resolved, to the exclusion of the ordinary courts, by a three-person arbitral tribunal composed of one arbitrator appointed by each party and a third arbitrator, who shall be a retired judge of a U.S. federal or state trial or appeal court of record, selected by the arbitrators appointed by the parties. Arbitration shall proceed in accordance with the CPR Rules for Non-Administered Arbitration of Patent and Trade Secret Disputes in effect on the day of the Closing of this Agreement. The decision of the arbitral tribunal shall be final, and the parties waive all challenge of the award. The venue of any such proceeding shall be New York County, New York. All proceedings shall be conducted in the English language.

         22.2 If either party desires to commence arbitration pursuant to paragraph 22.1 above, prior to doing so it shall so notify the other party in writing and simultaneously request an internal mediation proceeding between the parties ("Mediation Request"). The Mediation Request shall not constitute a notice of arbitration, nor serve to commence arbitration proceedings under paragraph 22.1 above. Within 7 business days of service of the Mediation Request, each party shall (i) designate a senior member of its management, at the level of at least executive vice president or division chief executive, and with authority to settle the dispute (subject to approval of a settlement by the party's board if necessary), to participate in the mediation as its management representative, and (ii) submit to the other party a confidential summary of its position, in letter form not to exceed 5 pages in length, which shall be provided to that other party's management representative. Within 14 business days thereafter, the management representatives shall meet with each other in person to attempt in

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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                                                                   EXHIBIT 10.49

                  good faith to resolve the dispute. If a party desires to have counsel also attend such meeting, it shall notify the other party at least 5 business days in advance. The meeting shall be held in London, England, if the Mediation Request is served by Sonus, and in Seattle, Washington, if the Mediation Request is served by Nycomed. If the parties are unable to resolve the dispute within 7 business days following the meeting, either party may commence arbitration under paragraph 22.1 above. A party that refuses or fails to participate in the mediation process shall not initiate arbitration proceedings until such time as it so participates, but the other party shall be free to initiate arbitration proceedings (and the non-participating party shall respond to the commencement of arbitration in accordance with the arbitration rules specified in paragraph 22.1).

23.      NOTICES

         23.1 All reports, approvals, requests, demands and notices required or permitted by this Agreement to be given to a party (hereafter, "Notices") shall be in writing. Notices shall be hand delivered, sent by certified or registered mail, return receipt requested, or sent via a reputable private express service which requires the addressee to acknowledge receipt thereof. Notices may also be transmitted by fax, provided that a confirmation copy is also sent by one of the above methods. Except as otherwise provided in this Agreements, Notices shall be effective upon dispatch.

         23.2 Notices shall be sent to the party concerned as follows (or at such other address as a party may specify by notice to the other):

                  As to Nycomed:

                           Nycomed Amersham Imaging
                           Amersham Place
                           Little Chalfont
                           Buckinghamshire HP7 9LL
                           ENGLAND
                           Telefax: +44 1494 542242
                           Attn:    Group Legal Advisor and Corporate Secretary

                  with a copy to-

                           Richard L. DeLucia, Esq.
                           Kenyon & Kenyon
                           1 Broadway
                           New York, NY 10004-1050
                           Telefax: (212) 425-5288

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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                                                                   EXHIBIT 10.49

                  As to Sonus:

                           Sonus Pharmaceuticals, Inc.
                           22026 20th Avenue, S.E., Suite 102
                           Bothell, Washington 98021
                           Telefax:  (206) 489-0626
                           Attention: President

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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                                                                   EXHIBIT 10.49

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

NYCOMED IMAGING AS                      SONUS PHARMACEUTICALS, INC.


By:   /s/ John Padfield                 By:  /s/ Michael A. Martino
      ------------------                     ----------------------
      John Padfield                          Michael A. Martino
      Director                               President and CEO

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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                                                                   EXHIBIT 10.49

[Each of the exhibits to, and schedules delivered in connection with, this exhibit have been omitted pursuant to Item 601 of Regulation S-K. Sonus agrees to furnish supplementally to the Commission a copy of any such exhibit or schedule upon request.]

*   Omitted pursuant to Rule 24b-2 and filed separately with the Commission

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